Exhibit (a)(3)






               Form of Affidavit and Indemnification Agreement for
                       Missing Certificate(s) of Ownership

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                     AFFIDAVIT AND INDEMNIFICATION AGREEMENT
                     FOR MISSING CERTIFICATE(S) OF OWNERSHIP

State of _____________________________
County of ____________________________


______________________________________
______________________________________
______________________________________ (The "Investor")

being duly sworn, deposes and says:

   1. The Investor is of legal age and is the true and lawful, present and sole, record and beneficial owner of _________ (insert number of units) limited partnership units (the "Units") of Maxus Real Property Investors - Four, L.P. (formerly Nooney Real Property Investors - Four, L.P., (the "Partnership"). The Units were represented by the following Certificate(s) of Ownership (the "Certificate(s)") issued to the Investor:

Certificate(s) No.              Number of Units                  Date Issued


___________________             _______________                  ______________

The Certificate(s) was (were) lost, stolen, destroyed or misplaced under the following circumstances:

_____________________________________________________ and after diligent search, the Certificate(s) could not be found.

   2. Neither the Certificate(s) nor any interest therein has at any time been sold, assigned, endorsed, transferred, pledged, deposited under any agreement or other disposed of, whether or not for value, by or on behalf of the investor. Neither the Investor nor anyone acting on the Investor's behalf has at any time signed any power of attorney, any stock power or other authorization with respect to the Certificate(s) and no person or entity of any type other than the Investor has or has asserted any right, title, claim or interest in or to the Certificate(s) or to the Units represented thereby.

   3. The Investor hereby requests, and this Affidavit and Indemnification Agreement is made and given in order to induce the Partnership, (i) to refuse to recognize any person other than the Investor as the owner of the Certificate(s) and (ii) to refuse to make any payment, transfer, registration, delivery or exchange called for by the Certificate(s) to any person other than the Investor and to refuse the Certificates or to make the payment, transfer, registration, delivery or exchange called for by the Certificate(s) without the surrender thereof or cancellation.


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   4. If the  Investor  or the  representative  or the  assigns of the  Investor should find or recover the Certificate(s), the Investor will immediately surrender and deliver the same to the Partnership for cancellation without requiring any consideration thereof.

   5. The Investor agrees in consideration of the issuance to the Investor of a new certificate in substitution for the Certificate(s), to indemnify and hold harmless the Partnership, each general partner of the Partnership, each affiliate of the Partnership and any person, firm or corporation now or hereafter acting as the transfer agent, registrar, trustee, depositary, redemption, fiscal or paying agent of the Partnership, or in any other capacity and their respective successors and assigns, from and against any and all liabilities, losses, damages, costs and expenses of every nature (including reasonable attorney's fees) in connection with, or arising out of, the lost, stolen, destroyed or mislaid Certificate(s) without the surrender thereof and, whether or not: (a) based upon or arising out of the honoring of, or refusing to honor, the Certificate(s) when presented to anyone, (b) or based upon or arising from inadvertence, accident, oversight or neglect on the part of the Partnership, its the surrender thereof and, whether or not: (a) based upon or arising out of the honoring of, or refusing to honor, the Certificate(s) when presented to anyone, (b) or based upon or arising from inadvertence, accident, oversight or neglect on the part of the Partnership, its affiliates or any general Partner of the Partnership, agents, clerk, or employee of the Partnership or any general partner of the Partnership and/or the omission or failure to inquire into contest or litigate the right of any applicant to receive payment, credit, transfer, registration, exchange or delivery in respect of the Certificate(s) and/or the new instrument or instruments issued in lieu thereof, (c) and/or based upon or arising out of any determination which the Partnership, its affiliates or any general partner thereof may in fact makes as to the merits of any such claim, right, or title, (d) and/or based upon or arising out of any fraud or negligence on the part of the Investor in connection with reporting the loss of the Certificate(s) and the issuance of new instrument or instruments in lieu thereof, (e) and/or based upon or arising out of any other matter or thing whatsoever it may be.

   6. The Investor agrees that all notices, requests, demands and other communications under this Affidavit and Indemnification Agreement shall be in writing and shall be mailed to the party to whom notice is to be given by certified or registered mail, postage prepaid; if intended for the Partnership shall be addressed to Maxus Real Property Investors-Four, L.P., 104 Armour Road, North Kansas City, Missouri 64116 Attn: Keith Madsen, or such other address as the Partnership shall have given notice to the Investor at the address set forth at the end of this Affidavit and Indemnification Agreement or at such other address as the Investor shall have given prior notice to the Partnership in a manner herein provided.

   7. No waiver shall be deemed to be made by the Partnership or its affiliates of any of its rights hereunder unless the same shall be in writing, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Partnership or its affiliates or the obligations of the Investor in any other respect at any other time.


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   8. The provisions of this Affidavit and  Indemnification  Agreement  shall be binding upon and inure to the benefit of the successors and assigns of the Partnership and its affiliates and the Investor.

   9. This Affidavit and Indemnification Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.


                           _____________________________________________________
                           Investor Signature
                           (Please sign exactly as name appears on certificate)


                           _____________________________________________________
                           Investor Signature
                           (if held jointly)


                           _____________________________________________________
                           Print Name


                           _____________________________________________________
                           Address

               Signature(s) Guarantee Required For All Signatures*

Name and Address of Eligible Institution: ______________________________________
________________________________________________________________________________
________________________________________________________________________________

Authorized Signature: __________________________________________________________
Print Name: ____________________________________________________________________
Title: ________________________________      Date: _____________________________

*All signatures must be guaranteed by a member from a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States, which is a participant in the Security Transfer Agent Medallion Program.